Exhibit 1

Media Relations Jorge Pérez +52 (81) 8259-6666 jorgeluis.perez@cemex.com	Analyst and Investor Relations Alfredo Garza +52 (81) 8888-4576 alfredo.garza@cemex.com	Analyst and Investor Relations Fabián Orta +52 (81) 8888-4139 fabian.orta@cemex.com

CEMEX STRENGTHENS CAPITAL STRUCTURE WITH SALE OF US$1.0 BILLION OF 5.125% SUBORDINATED NOTES

MONTERREY, MEXICO. JUNE 9, 2021 – CEMEX, S.A.B. de C.V. (“CEMEX”) (NYSE: CX) announced today that, on June 8, 2021, it successfully closed its previously announced offering of US$1.0 billion of its 5.125% subordinated notes with no fixed maturity. CEMEX intends to use the proceeds for general corporate purposes, including to repay indebtedness.

CEMEX expects that the structure of the notes (subordinated, deferrable interest, no fixed maturity) will assist in reaching its “Operation Resilience” goals of reducing its leverage ratio and regaining an investment grade capital structure. As previously disclosed, in September 2020, to respond to critical market changes resulting from the pandemic, CEMEX launched “Operation Resilience”, its medium-term strategy.

“The purpose of this transaction is to further CEMEX in its pursuit of an investment grade capital structure and a commensurate leverage ratio,” said Maher Al-Haffar, CFO of CEMEX.

CEMEX is a global construction materials company that is building a better future through sustainable products and solutions. CEMEX is committed to achieving carbon neutrality through relentless innovation and industry-leading research and development. CEMEX is at the forefront of the circular economy in the construction value chain and is pioneering ways to increase the use of waste and residues as alternative raw materials and fuels in its operations with the use of new technologies. CEMEX offers cement, ready-mix concrete, aggregates, and urbanization solutions in growing markets around the world, powered by a multinational workforce focused on providing a superior customer experience, enabled by digital technologies. For more information, please visit: www.cemex.com

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This communication is neither an offer to purchase nor a solicitation of an offer to sell or buy any securities of CEMEX in any transaction.

The Notes have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and they may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The Notes were offered only to qualified institutional buyers pursuant to Rule 144A and outside the United States pursuant to Regulation S, both as promulgated under the Securities Act.

THE NOTES HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE MEXICAN NATIONAL SECURITIES REGISTRY (REGISTRO NACIONAL DE VALORES, OR “RNV”), MAINTAINED BY THE MEXICAN NATIONAL BANKING AND SECURITIES COMMISSION (COMISIÓN NACIONAL BANCARIA Y DE VALORES, OR “CNBV”), AND THEREFORE WERE NOT

OFFERED OR SOLD PUBLICLY IN MEXICO, EXCEPT THAT THE NOTES WERE PERMITTED TO BE OFFERED AND SOLD IN MEXICO TO INVESTORS THAT QUALIFIED AS INSTITUTIONAL AND QUALIFIED INVESTORS SOLELY PURSUANT TO THE PRIVATE PLACEMENT EXEMPTION SET FORTH IN ARTICLE 8 OF THE MEXICAN SECURITIES MARKET LAW (LEY DEL MERCADO DE VALORES, OR THE “MEXICAN SECURITIES MARKET LAW”). UPON THE ISSUANCE OF THE NOTES, WE NOTIFIED THE CNBV OF THE ISSUANCE, INCLUDING THE PRINCIPAL TERMS AND CONDITIONS OF THE NOTES AND THE OFFERING OF THE NOTES OUTSIDE MEXICO. SUCH NOTICE WAS SUBMITTED TO THE CNBV TO COMPLY WITH ARTICLE 7, SECOND PARAGRAPH OF THE MEXICAN SECURITIES MARKET LAW AND REGULATIONS THEREUNDER, AND FOR STATISTICAL AND INFORMATION PURPOSES ONLY, AND THE DELIVERY TO AND THE RECEIPT BY THE CNBV OF SUCH NOTICE, DOES NOT CONSTITUTE OR IMPLY ANY CERTIFICATION AS TO THE INVESTMENT QUALITY OF THE NOTES OR OF OUR SOLVENCY, LIQUIDITY OR CREDIT QUALITY OR THE ACCURACY OR COMPLETENESS OF THE DOCUMENTS RELATED TO THE OFFERING. THE INFORMATION CONTAINED IN THE DOCUMENTS RELATED TO THE OFFERING WAS THE EXCLUSIVE RESPONSIBILITY OF CEMEX AND WAS NOT REVIEWED OR AUTHORIZED BY THE CNBV.

This communication does not constitute an offer to sell or a solicitation of an offer to buy or an advertisement in respect of Notes in any province or territory of Canada to any person that is not an “accredited investor” as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), as applicable, and a “permitted client” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

The Notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended or superseded, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA was prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

The Notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUNA”); or (ii) a customer within the meaning of the provision of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK was prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Promotion of the Notes in the United Kingdom is restricted by the FSMA, and accordingly, the Notes were not and are not being promoted to the general public in the United Kingdom. In the United Kingdom, this communication is for distribution only to, and is only directed at, (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”) or (ii) high net worth companies and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as “relevant persons”). The Notes were only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes was engaged in only with, relevant persons. This communication is directed only at relevant persons and must not be acted on or relied on by anyone who is not a relevant person.

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This press release contains forward-looking statements and information that are necessarily subject to risks, uncertainties, and assumptions. These forward-looking statements reflect CEMEX’s and its direct and indirect subsidiaries (the “Company”) current expectations and projections about future events based on the Company’s knowledge of present facts and circumstances and assumptions about future events, as well as the Company’s current plans based on such facts and circumstances. These statements necessarily involve risks and uncertainties that could cause actual results, performance or achievements to differ materially from the Company’s expectations. No assurance can be given that the goals described herein will be achieved. Many risks, uncertainties and other important factors could cause actual results, performance or achievements of the Company (such as achieving the goals of “Operation Resilience” or the timing thereof) to be materially different from those expressed or implied in this release. Some of the risks, uncertainties and other important factors that could cause expectations, beliefs, intentions and results to differ, or that otherwise could have an impact on the Company, include, but are not limited to: the impact of pandemics, epidemics or outbreaks of infectious diseases and the response of governments and other third parties, including with respect to COVID-19, which have affected and may continue to adversely affect the ability of our operating facilities to operate at full or any capacity, supply chains, international operations, availability of liquidity, investor confidence and consumer spending, as well as availability of, and demand for, the Company’s products and services, among other adverse consequences; the cyclical nature of the construction sector; the Company’s exposure to other sectors that impact its business and those of its customers, such as, the energy sector; availability of raw materials and related fluctuating prices; competition in the markets in which the Company offers its products and services; general political, social, health, economic and business conditions in the markets in which the Company operates or that affect its operations and any significant economic, health, political or social developments in those markets, as well as any inherent risks of international operations; the regulatory environment, including environmental, energy, tax, antitrust and acquisition-related rules and regulations; the Company’s ability to satisfy its obligations under its debt agreements, the indentures that govern the Company’s senior secured notes and the Company’s other debt instruments and financial obligations, including the Company’s perpetual debentures; the availability of short-term credit lines or working capital facilities, which can assist the Company during market cycles; the impact of the Company’s below investment grade debt rating on its cost of capital and on the cost of the products and services the Company purchases; loss of reputation of our brands; the Company’s ability to consummate asset sales, fully integrate newly acquired businesses, achieve cost-savings from its cost-reduction initiatives, implement its pricing initiatives for its products and otherwise achieve the Company’s “Operation Resilience” goals and targets; the increasing reliance on information technology infrastructure for the Company’s sales, invoicing, procurement, financial statements and other processes that can adversely affect the Company’s sales and operations in the event that the infrastructure does not work as intended, experiences technical difficulties or is subjected to cyber-attacks; changes in the economy that affect demand for consumer goods, consequently affecting demand for our products and services; weather conditions, including excessive rain and snow, and disasters such as earthquakes and floods; trade barriers, including tariffs or import taxes and changes in existing trade policies or changes to, or withdrawals from, free trade agreements, including the United States – Mexico – Canada Agreement; terrorist and organized criminal activities as well as geopolitical events; declarations of insolvency or bankruptcy, or becoming subject to similar proceedings; natural disasters and other unforeseen events (including global health hazards such as COVID-19); and the other risks and uncertainties described in the Company’s public filings. You are urged to carefully consider the risks, uncertainties and other factors that affect the Company’s business and operations and should review future reports filed by the Company with the U.S. Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect actual results, performance or achievements may vary materially from those described herein. CEMEX assumes no obligation to update or correct the information contained in this press release.